Exhibit 99.1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, $0.0001 par value per share, of Journey Medical Corporation and further agree to the filing of this agreement as an exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: November 29, 2024	TANG CAPITAL PARTNERS, LP

	By:	Tang Capital Management, LLC
	Its:	General Partner

	By:	/s/ Kevin Tang
		Name:	Kevin Tang
		Title:	Manager

TANG CAPITAL PARTNERS III, INC

	By:	/s/ Kevin Tang
		Name:	Kevin Tang
		Title:	Chief Executive Officer

TANG CAPITAL PARTNERS IV, INC

	By:	/s/ Kevin Tang
		Name:	Kevin Tang
		Title:	Chief Executive Officer

TANG CAPITAL MANAGEMENT, LLC

	By:	/s/ Kevin Tang
		Name:	Kevin Tang
		Title:	Manager

/s/ Kevin Tang
	Name:	Kevin Tang